Exhibit 99.1

FOR IMMEDIATE RELEASE    Contact: Christopher Ranjitkar, Director, Investor Relations
(617) 796-7651

Tremont Mortgage Trust Reports Second Quarter 2018 Financial Results
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Newton, MA (August 10, 2018): Tremont Mortgage Trust (Nasdaq: TRMT) today announced financial results for the quarter and six months ended June 30, 2018.
David Blackman, Chief Executive Officer of TRMT, made the following statement:
“Since the end of the first quarter, Tremont Mortgage Trust has closed four loans with an aggregate value of over $88.5 million. We continue to actively pursue investment opportunities, having evaluated over 100 prospective financing opportunities for total loan commitments of over $2.5 billion during the second quarter. We remain focused on investing our capital and positioning ourselves to pay our first distribution to common shareholders.”
Results for the Quarter and Six Months Ended June 30, 2018:
For the quarter and six months ended June 30, 2018, TRMT's net loss was $781,000 and $1.7 million, respectively, or $0.25 per diluted share and $0.55 per diluted share, respectively. For the three months ended June 30, 2018, TRMT generated interest income of $495,000 and incurred interest and related expenses of $66,000, which resulted in $429,000 net interest income. For the six months ended June 30, 2018, TRMT generated interest income of $728,000 and incurred interest and related expenses of $103,000, which resulted in $625,000 of net interest income.
In June 2018, TRMT’s manager, Tremont Realty Advisors LLC, agreed to waive TRMT's payment of the management fee, as defined, under its management agreement for the period beginning July 1, 2018 and ending June 30, 2020. The management fee equals 1.5% of TRMT’s “equity,” as measured for the applicable period. In addition, no incentive fee, as defined, under TRMT’s management agreement will be paid or payable by TRMT for the 2018 or 2019 calendar years. For further information regarding the definitions and calculations of TRMT’s management fees, see TRMT’s Annual Report on Form 10-K for the year ended December 31, 2017, and TRMT’s other filings with the Securities and Exchange Commission, or SEC, which are accessible at the SEC’s website, www.sec.gov.
Recent Investment Activities:
In April 2018, TRMT closed a $18.1 million first mortgage bridge loan to finance the acquisition of a 184,000 square foot, 14-story office tower located in Metairie, LA. This floating rate loan includes total funding at closing of $15.9 million and an as-is loan to value ratio, or LTV ratio, of approximately 80%. This loan also includes a future funding allowance of up to $2.2 million for tenant improvements, leasing commissions, marketing and capital expenditures and has a three year initial term and two one year borrower extension options. As of June 30, 2018, TRMT had advanced an additional $104,000 under this loan and there was a remaining future funding allowance of up to $2.1 million.

In June 2018, TRMT closed a $15.2 million first mortgage bridge loan to refinance a 136,000 square foot, 8-story office building with structured parking located in Houston, TX. This floating rate loan includes initial funding of $12.7 million and an as-is LTV ratio of approximately 69%. This loan also includes a future funding allowance of up to $2.5 million for building improvements and leasing capital and has a three year initial term and two one year borrower extension options.
In July 2018, TRMT closed a $40.4 million first mortgage bridge loan to finance the acquisition of the Hampton Inn JFK, a 216-key, 13-story hotel located adjacent to John F. Kennedy International Airport in Queens, NY, or the JFK Loan. This floating rate loan includes initial funding of $39.6 million and an as-is LTV ratio of approximately 71%. This loan also includes a future funding allowance of $750,000 for a property improvement plan and has a three year initial term and two one year borrower extension options.
In July 2018, TRMT closed a $14.8 million first mortgage bridge loan to refinance a 62,000 square foot, 4-story office building located in Scarsdale, NY. This floating rate loan includes initial funding of $13.7 million and an as-is LTV ratio of approximately 78%. This loan also includes a future funding allowance of $1.1 million for building improvements and leasing capital and has a three year initial term and two one year borrower extension options.
Recent Financing Activities:
On July 27, 2018, one of TRMT’s wholly owned subsidiaries entered into a term loan facility, in the form of a note receivable loan, with Texas Capital Bank, National Association, or Texas Capital Bank, pursuant to which that subsidiary may borrow up to $32.3 million. The note receivable loan is secured by a collateral assignment of the JFK Loan. The note receivable loan advances up to 80% of the JFK Loan amount and matures in July 2021. Interest on amounts advanced to TRMT’s subsidiary under the note receivable loan is calculated at a floating rate based on one month LIBOR plus a premium of 215 basis points. As of July 27, 2018, Texas Capital Bank had advanced to TRMT’s subsidiary $31.7 million under the note receivable loan.
In July 2018, pursuant to its master repurchase facility with Citibank, N.A., or Citibank, TRMT sold to, and committed to later repurchase from, Citibank, two first mortgage bridge loans, with an aggregate principal balance of $28.8 million, and, as a result, Citibank advanced to TRMT 75% of the aggregate outstanding balance of those loans, or $21.6 million under the master repurchase facility.
Distribution:
TRMT plans to declare and pay its first distribution to common shareholders after successfully deploying the capital raised in its initial public offering, or IPO, and concurrent private placement, consistent with TRMT's leverage strategy.
Conference Call:
At 10:00 a.m. Eastern Time today, Chief Executive Officer, David Blackman, and Chief Financial Officer, Doug Lanois, will host a conference call to discuss TRMT’s second quarter 2018 financial results.
The conference call telephone number is (877) 270-2148. Participants calling from outside the United States and Canada should dial (412) 902-6510. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Friday, August 17, 2018. To access the replay, dial (412) 317-0088. The replay pass code is 10121849.
A live audio webcast of the conference call will also be available in a listen-only mode on TRMT’s website, which is located at www.trmtreit.com. Participants wanting to access the webcast should visit TRMT’s website about five minutes before the call. The archived webcast will be available for replay on TRMT’s website following the call for about one week after the call. The transcription, recording and retransmission in any way of TRMT’s second quarter conference call are strictly prohibited without the prior written consent of TRMT.

WARNING CONCERNING FORWARD LOOKING STATEMENTS
THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER TRMT USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, “WILL”, “MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, TRMT IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON TRMT’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY TRMT’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

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MR. BLACKMAN NOTES THAT TRMT CONTINUES TO ACTIVELY PURSUE INVESTMENT OPPORTUNITIES. THIS STATEMENT MAY IMPLY THAT TRMT WILL BE ABLE TO SUCCESSFULLY INVEST THE REMAINING PROCEEDS OF ITS IPO AND CONCURRENT PRIVATE PLACEMENT, CONSISTENT WITH TRMT'S LEVERAGE STRATEGY. IN FACT, TRMT MAY FAIL TO DO SO.

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MR. BLACKMAN STATES THAT TRMT REMAINS FOCUSED ON INVESTING ITS CAPITAL AND POSITIONING ITSELF TO PAY ITS FIRST DISTRIBUTION. IN ADDITION, THIS PRESS RELEASE STATES THAT TRMT PLANS TO DECLARE AND PAY ITS FIRST DISTRIBUTION TO COMMON SHAREHOLDERS AFTER SUCCESSFULLY DEPLOYING THE CAPITAL RAISED IN ITS IPO AND CONCURRENT PRIVATE PLACEMENT, CONSISTENT WITH TRMT'S LEVERAGE STRATEGY. THESE STATEMENTS MAY IMPLY THAT TRMT WILL BE SUCCESSFUL IN DEPLOYING THAT CAPITAL. TO DATE, TRMT HAS MADE FOUR INVESTMENTS. TRMT MAY BE UNABLE TO MAKE ADDITIONAL INVESTMENTS OR IT MAY TAKE AN EXTENDED PERIOD OF TIME FOR TRMT TO FULLY DEPLOY ITS CAPITAL. AS A RESULT, TRMT MAY NOT DECLARE ANY DISTRIBUTIONS TO COMMON SHAREHOLDERS IN THE FUTURE, AND IF TRMT WERE TO DECLARE A DISTRIBUTION, THE AMOUNT OF SUCH DISTRIBUTION IS UNDETERMINED AND MAY BE MODEST IN AMOUNT. IN ADDITION, THE TIMING FOR WHEN TRMT MAY DECLARE AND PAY ANY DISTRIBUTION IS UNCERTAIN AND MAY NOT OCCUR FOR AN EXTENDED PERIOD OF TIME, IF AT ALL. FURTHER, ANY DISTRIBUTION TRMT MAY DECLARE AND PAY MAY NOT BE SUSTAINED FOR FUTURE PERIODS AND COULD DECLINE IN AMOUNT OR BE SUSPENDED OR DISCONTINUED.

•	ACTUAL COSTS UNDER THE NOTE RECEIVABLE LOAN WILL BE HIGHER THAN LIBOR PLUS A PREMIUM BECAUSE OF FEES AND EXPENSES ASSOCIATED WITH THIS LOAN.

•	TRMT’S OPTIONS TO EXTEND THE MATURITY DATE OF THE NOTE RECEIVABLE LOAN ARE SUBJECT TO ITS PAYMENT OF EXTENSION FEES AND MEETING OTHER CONDITIONS, BUT THE APPLICABLE CONDITIONS MAY NOT BE MET.

•	CONTINUED AVAILABILITY OF FINANCING UNDER THE NOTE RECEIVABLE LOAN IS SUBJECT TO TRMT SATISFYING CERTAIN FINANCIAL AND OTHER COVENANTS AND OTHER CONDITIONS THAT IT MAY BE UNABLE TO SATISFY.

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TRMT HAS A LIMITED OPERATING HISTORY, AND, AS OF THE DATE OF THIS PRESS RELEASE, TRMT HAS A PORTFOLIO OF INVESTMENTS WITH A NET BOOK VALUE OF APPROXIMATELY $81.5 MILLION AND $53.3 MILLION OF DEBT OBLIGATIONS OUTSTANDING. VARIOUS FACTORS COULD HAVE A MATERIAL ADVERSE EFFECT UPON TRMT’S BUSINESS, FINANCIAL CONDITION, LIQUIDITY AND RESULTS OF OPERATIONS, INCLUDING THE IMPACT OF CONDITIONS AND CHANGES IN THE ECONOMY, THE COMMERCIAL REAL ESTATE INDUSTRY AND THE CAPITAL MARKETS ON TRMT AND ITS BORROWERS. TRMT MAY NOT BE ABLE TO OPERATE ITS BUSINESS SUCCESSFULLY OR GENERATE SUFFICIENT REVENUE TO MAKE OR SUSTAIN DISTRIBUTIONS TO COMMON SHAREHOLDERS.

THE INFORMATION CONTAINED IN TRMT’S FILINGS WITH THE SEC INCLUDING UNDER “RISK FACTORS” IN TRMT’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE TRMT’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN OR IMPLIED BY TRMT’S FORWARD LOOKING STATEMENTS. TRMT’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC'S WEBSITE AT  WWW.SEC.GOV.
YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.
EXCEPT AS REQUIRED BY LAW, TRMT DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

TREMONT MORTGAGE TRUST
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Amounts in thousands, except per share data)
(unaudited)

	Three Months Ended June 30, 2018	Six Months Ended June 30, 2018
Income:
Interest income from investments	$495	$728
Less: Interest and related expenses	(66)	(103)
Total income from investments, net	429	625

Expenses:
Management fees	222	447
General and administrative expenses	613	1,158
Shared services agreement reimbursement	375	750
Total expenses	1,210	2,355
Loss before income tax expense	(781)	(1,730)
Income tax expense	—	—
Net loss	$(781)	$(1,730)

Weighted average common shares outstanding	3,123	3,117

Net loss per common share - basic and diluted	$(0.25)	$(0.55)

TREMONT MORTGAGE TRUST
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share data)
(unaudited)

	June 30,	December 31,
	2018	2017
Assets
Cash and cash equivalents	$30,525	$61,666
Restricted cash	284	—
Loans held-for-investment, net	28,456	—
Accrued interest receivable	66	—
Prepaid expenses and other assets	248	259
Deferred financing costs, net	683	—
Total assets	$60,262	$61,925

Liabilities and Shareholders' Equity
Accounts payable, accrued liabilities and deposits	$687	$301
Due to related persons	226	754
Total liabilities	913	1,055

Commitments and contingencies

Shareholders' equity:
Common shares of beneficial interest, $0.01 par value per share; 25,000,000 shares authorized; 3,142,939 and 3,126,439 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively	31	31
Additional paid in capital	62,344	62,135
Cumulative net loss	(3,026)	(1,296)
Total shareholders’ equity	59,349	60,870
Total liabilities and shareholders' equity	$60,262	$61,925